SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                January 21, 1997

                    ________________________________________


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                 1-8002              04-2209186
        (State or other          (Commission         (I.R.S. Employer
        jurisdiction of          File Number)   Identification Number)

        81 Wyman Street                                   02254
        Waltham, Massachusetts                            (Zip Code)

                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
PAGE

        Item 5.   Other Events

             On January 21, 1997, Thermo Instrument Systems Inc. ("Instrument"), the Company's 83%-owned subsidiary, announced that it had commenced an all-cash tender offer for all of the outstanding shares of Life Sciences International PLC ("LSI"), a company listed on the London Stock Exchange, at a price of 135 pence per share (equivalent to approximately $2.25 per share)
        The Board of Directors of LSI has recommended that its shareholders accept the offer. LSI has approximately 175 million shares outstanding. The closing of the transaction is subject to certain conditions, including the tender of at least 90% of the LSI shares and antitrust regulatory clearances in the U.S., U.K. and Germany.

        Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

             99   Press Release dated January 21, 1997
PAGE

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized, on this 22nd day of January, 1997.


                                      THERMO ELECTRON CORPORATION



                                      By: /s/Jonathan W. Painter
                                         --------------------------
                                           Jonathan W. Painter
                                           Treasurer